UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEMPRA 488 8TH AVENUE SAN DIEGO, CA 92101	Your Vote Counts!
SEMPRA
2026 Annual Shareholders Meeting Vote by May 11, 2026 at 11:59 PM ET if voting online before the meeting or by telephone.
For shares held in the Sempra Savings Plan, Southern California Gas Company Retirement Savings Plan or San Diego Gas & Electric Company Savings Plan, vote by May 7, 2026 at 8:00 AM ET.

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You invested in SEMPRA and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Shareholders Meeting. This is an Important Notice Regarding the Availability of Proxy Materials for the Sempra Annual Shareholders Meeting to be Held on May 12, 2026.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report, which contain important information, online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 28, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com and click “Delivery Settings”, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include in the subject line your control number (indicated below). Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming Annual Shareholders Meeting for Sempra. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items	Board Recommends

1. Election of the following 11 director nominees:

1a. Andrés Conesa	For

1b. Pablo A. Ferrero	For

1c. Jennifer M. Kirk	For

1d. Richard J. Mark	For

1e. Jeffrey W. Martin	For

1f. Michael N. Mears	For

1g. Kevin C. Sagara	For

1h. Jack T. Taylor	For

1i. Cynthia J. Warner	For

1j. Anya Weaving	For

1k. James C. Yardley	For

2. Ratification of appointment of independent registered public accounting firm	For

3. Advisory approval of our executive compensation	For

4. Shareholder proposal requesting an independent board chairman	Against

5. Consideration of any other matters that may properly come before the meeting and any adjournment or postponement of the meeting, on which the proxy holders may vote in their discretion

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V82922-P41321